Exhibit 99.B(d)(1)(i)

October 15, 2015

Voya Separate Portfolios Trust

7337 E. Doubletree Ranch Rd.

Suite 100

Scottsdale, AZ  85258

Dear Mr. Modic:

Pursuant to the Amended and Restated Investment Management Agreement, dated May 1, 2015, between Voya Separate Portfolios Trust and Voya Investments, LLC (the “Agreement”), we hereby notify you of our intention to retain you as Manager to render investment management services to Voya Retirement Solution 2060 Fund (the “Fund”), a newly established series of Voya Separate Portfolios Trust, effective as of October 15, 2015, upon all of the terms and conditions set forth in the Agreement.

Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the Fund to Schedule A of the Agreement.  The Amended Schedule A, with the annual investment management fee indicated for the Fund, is attached hereto.  The remaining terms and conditions set forth in the Agreement will remain unchanged.

Please signify your acceptance to act as Manager under the Agreement with respect to the aforementioned Fund by signing below where indicated.

Very sincerely,

		By:	/s/ Robert Terris
Robert Terris
Senior Vice President
Voya Separate Portfolios Trust

Agreed and Accepted:
Voya Investments, LLC

By:	/s/ Todd Modic
Todd Modic
Senior Vice President

AMENDED SCHEDULE A

with respect to the

AMENDED AND RESTATED INVESTMENT MANAGEMENT AGREEMENT

between

VOYA SEPARATE PORTFOLIOS TRUST

and

VOYA INVESTMENTS, LLC

Series	Annual Management Fee
(as a percentage of average daily net assets)

Voya Emerging Markets Corporate Debt Fund	0.95% on all assets

Voya Emerging Markets Hard Currency Debt Fund	0.75% on all assets

Voya Emerging Markets Local Currency Debt Fund	0.80% on all assets

Voya Investment Grade Credit Fund	0.50% on all assets

Voya Retirement Solution 2020 Fund	Direct Investments(1) 0.40% on assets Underlying Funds(2) 0.10% on assets

Voya Retirement Solution 2025 Fund	Direct Investments(1) 0.40% on assets Underlying Funds(2) 0.10% on assets

(1)         “Direct Investments” shall mean assets which are not Underlying Funds.

(2)         “Underlying Funds” shall mean open-end investment companies registered under the 1940 Act within the Voya family of funds.  The term “family of funds” shall have the same meaning as “fund complex” as defined in Item 17 of Form N-1A, as it was effect on May 1, 2015.

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Series	Annual Management Fee
(as a percentage of average daily net assets)

Voya Retirement Solution 2030 Fund	Direct Investments(1) 0.40% on assets Underlying Funds(2) 0.10% on assets

Voya Retirement Solution 2035 Fund	Direct Investments(1) 0.40% on assets Underlying Funds(2) 0.10% on assets

Voya Retirement Solution 2040 Fund	Direct Investments(1) 0.40% on assets Underlying Funds(2) 0.10% on assets

Voya Retirement Solution 2045 Fund	Direct Investments(1) 0.40% on assets Underlying Funds(2) 0.10% on assets

Voya Retirement Solution 2050 Fund	Direct Investments(1) 0.40% on assets Underlying Funds(2) 0.10% on assets

Voya Retirement Solution 2055 Fund	Direct Investments(1) 0.40% on assets Underlying Funds(2) 0.10% on assets

(1)         “Direct Investments” shall mean assets which are not Underlying Funds.

(2)         “Underlying Funds” shall mean open-end investment companies registered under the 1940 Act within the Voya family of funds.  The term, “family of funds” shall have the same meaning as “fund complex” as defined in Item 17 of Form N-1A, as it was effect on May 1, 2015.

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Series	Annual Management Fee
(as a percentage of average daily net assets)

Voya Retirement Solution 2060 Fund	Direct Investments(1) 0.40% on assets Underlying Funds(2) 0.10% on assets

Voya Retirement Solution Income Fund	Direct Investments(1) 0.40% on assets Underlying Funds(2) 0.10% on assets

Voya Securitized Credit Fund	0.60% on all assets

(1)         “Direct Investments” shall mean assets which are not Underlying Funds.

(2)         “Underlying Funds” shall mean open-end investment companies registered under the 1940 Act within the Voya family of funds.  The term, “family of funds” shall have the same meaning as “fund complex” as defined in Item 17 of Form N-1A, as it was effect on May 1, 2015.

C-3